EXHIBIT 10.90

19


                                        Execution Copy

MASTER LEASE AGREEMENT

     THIS MASTER LEASE AGREEMENT, dated as of November 14th, 1996 ("Agreement"), between SF Leasing L.L.C., a corporation with an office at 300 Crescent Court, Suite 1700, Dallas, Texas, 75021 (hereinafter called, together with its successors and assigns, if any, "Lessor"), and STELLA FOODS, INC., a Delaware corporation with its mailing address and principal place of business at 25 Tri-State International Office Center, Suite 250, Lincolnshire, Illinois 60069 ("Stella"), and METZ BAKING COMPANY, an Iowa corporation with its mailing address and principal place of business at 520 Lake Cook Rd., Suite 520, Deerfield, Illinois 60015, ("Metz"; Metz and Stella are each individually referred to herein as a "Lessee" and collectively as the "Lessees").


                         WITNESSETH:
I. LEASING:

     (a) This Agreement shall be effective from and after the date of execution hereof. Subject to the terms and conditions set forth below, Lessor agrees to purchase from and lease to Stella, and Stella agrees to sell to and lease from Lessor, the equipment described in Annex A to any schedule hereto entered into from time to time by Stella and Lessor (the "Stella Equipment"; and (ii) Lessor agrees to purchase from and lease to Metz, and Metz agrees to sell to and lease from Lessor, the equipment described in Annex A to the schedules hereto entered into from time to time by Metz and Lessor (the "Metz Equipment"; the Stella Equipment and the Metz Equipment are collectively referred to herein as the "Equipment"; the schedules referred to above are collectively referred to as the "Schedules"). Stella shall enter into those Schedules pursuant to which Stella Equipment is sold to Lessor, and Metz shall enter into those Schedules pursuant to which Metz Equipment is sold to Lessor. Terms specified in a Schedule and not otherwise defined or specified herein shall have the meanings ascribed to them in such Schedule.

     (b) The obligation of Lessor to purchase Equipment from Lessees and to lease the same to Lessees as provided above, shall be subject to receipt by Lessor, on or prior to the earlier of the Lease Commencement Date (as defined below) of each of the following documents in form and substance reasonably satisfactory to Lessor:
(i) a Schedule relating to the Equipment then to be leased hereunder, (ii) a Bill of Sale, in the form of Annex B to the applicable Schedule, in favor of Lessor, (iii) evidence of insurance which complies with the requirements of Section IX, (iv) a Premises Lease in the form of Annex F to the applicable Schedule (each individually referred to as a "Premises Lease"), (v) a Sublease (each individually referred to herein as a "Sublease") in the form of Annex G to the applicable Schedule, and (vi) such other documents as Lessor may reasonably request. Simultaneously with the execution of the Bill of Sale, the relevant Lessee, shall also execute a Certificate of Acceptance, in the form of Annex C to the applicable Schedule, covering all of the Equipment described in the Bill of Sale. Although the Stella Equipment will be leased to Stella and the Metz Equipment will be leased to Metz, Metz and Stella acknowledge that all financial obligations and responsibilities of Stella and Metz hereunder with respect to all Equipment shall be joint and several.

     (c) Upon execution by the relevant Lessee of any Certificate of Acceptance, the Equipment described thereon shall be deemed to have been delivered to, and irrevocably accepted by, such Lessee for lease hereunder.

II. TERM, RENT AND PAYMENT:

     (a) The rent payable hereunder (the "Rent") and the relevant Lessee's right to use the Equipment shall commence on the date of execution by such Lessee of the Certificate of Acceptance for such
Equipment ("Lease Commencement Date").   The term (the "Term") of
this Agreement and for the initial Schedule executed hereunder (the "Initial Schedule") shall commence on the Lease Commencement Date for the Initial Schedule and, if this Agreement is executed in the first day of any month, shall end on the last day of the forty-eighth (48th) month thereafter, otherwise it shall end on the last day of the forty-ninth (49th) month thereafter (the "Expiration Date"). The Term of all other Schedules shall commence on the Lease Commencement Date of such Schedule and shall end on the Expiration Date.

     (b) Rent shall be paid to Lessor by wire transfer of immediately available funds to: any account as Lessor may direct in writing and otherwise as provided in the applicable Schedule; and shall be effective upon receipt. Payments of Rent shall be in the amount set forth in, and due in accordance with, the provisions of the applicable Schedule. In no event shall any Rent payments be refunded to Lessees. If Rent is not paid within ten (10) days of its due date, Lessees agree to pay a late charge of Five Cents ($0.05) per dollar on, and in addition to, the amount of such Rent, but not exceeding the lawful maximum, if any. On the Lease Commencement Date for each Schedule, Lessees shall pay to Lessor a funding fee in an amount equal to 1.25% of the Capitalized Lessor's Cost with respect to the Equipment described in such Schedule. All payments due under this Agreement, whether or not specifically denominated as Rent shall be collectible in the same manner as Rent.


III. TAXES:

     Lessees shall have no liability for taxes, fees, assessments or the like imposed, assessed or levied by the United States of America or any State or political subdivision thereof or against Lessor which are on, measured by the net income or corporate existence of Lessor. Except as provided above, Lessees shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rentals or receipts hereunder), any Schedule, Lessor or Lessees by any foreign, federal, state or local government or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (all hereinafter called "Taxes") provided, however, Lessor will, if requested by either Lessees, promptly provide to such Lessee the Resale Exemption Certificates for the appropriate states that relate to the purchase of the Equipment, and the relevant Lessee will, if requested by Lessor, provide to Lessor the Manufacturer's Exemption Certificates for the appropriate states. Lessees shall
(i) reimburse or pay Lessor upon receipt of written request for reimbursement or payment for any Taxes charged to or assessed against Lessor and paid by Lessor, provided Lessor shall provide Lessees with written notice of any such charge or assessment together with the notice relating thereto received by Lessor, (ii) on request of Lessor, submit to Lessor written evidence of Lessees' payment of Taxes, (iii) on all reports or returns show the ownership of the Stella Equipment by Stella and ownership of the Metz Equipment by Metz, and (iv) send a copy of all reports or returns pertaining to personal property taxes to Lessor. Lessor agrees that (i) Lessees, if permitted under applicable law, will have the right to file for a refund of any such Taxes levied, imposed or paid in the State of California or the State of Nebraska with respect to any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), (ii) Lessor shall assist Lessees with respect to any such filing (made at Lessee's cost and expense) including, but not limited to, making the filing in either of Lessee's names, provided Lessees indemnify Lessor therefor; and (iii) that, provided no Default exists hereunder at the time the refund is received, Lessees shall have the sole and exclusive right to any such refund received without an additional increase in rent or payment of any nature to the Lessor. If a Default exists as provided above, Lessor shall receive such refund, and the refund shall be held until applied to any amounts due from Lessees to Lessor.

IV. REPORTS:

     (a) Lessees will notify Lessor in writing, within ten (10) days after any tax or other lien shall attach to any Equipment, of the full particulars thereof and of the location of such Equipment on the date of such notification.

     (b) Each Lessee's fiscal year is on a calendar year basis. Lessees will deliver to Lessor, within ninety (90) days of the close of each fiscal year of Lessee, the report on Form 10-K for each of Specialty Foods Corporation ("SFC") and Specialty Foods Acquisition Corporation ("SFAC"). Lessees will deliver to Lessor quarterly, within forty-five (45) days of the close of each fiscal quarter of Lessees, the report on Form 10-Q for each of SFC and SFAC. Lessees will deliver to Lessor, as soon as available, but in any event not later than 45 days after the end of each month in each fiscal year of SFC, the unaudited consolidated and consolidating balance sheets of SFC and its operating subsidiaries (including Stella and Metz ) as at the end of each month and the related unaudited (x) consolidated and consolidating statements of operations of SFC and its operating subsidiaries (including Stella and Metz ) for such month and the portion of the fiscal year through the end of such month, and (y) statements of changes in stockholder's equity and cash flows of SFC for the portion of the fiscal year through the end of such month, certified by the chief financial officer or controller of SFC as being fairly stated in all material respects (subject to normal year-end audit adjustments) (such balance sheets and statements, together with the above-referenced reports on Form 10-K and Form 10-Q are collectively referred to herein as the "Financial Statements"). In addition, Lessees shall provide to Lessor the updated consolidated financial projections of SFC on or before December 1 of each year, or at any other time SFC is required to deliver or voluntarily delivers such projections to the creditor under the Credit Agreement (as hereinafter defined). All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and (other than the financial projections referred to above) in accordance with generally accepted accounting principles ("GAAP") applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein), except that the monthly financial statements provided above shall only be consistent with GAAP in all material respects and shall not be required to include footnotes.

     (c) Lessees will permit Lessor to inspect the Equipment and all maintenance and other records with respect thereto during normal business hours upon reasonable notice.

     (d) Lessees will keep the Equipment described on Equipment Schedules at the Equipment Location (specified in the applicable Schedule) within the Continental United States and will not move any of the Equipment from the Equipment Location without the prior written consent of Lessor, which consent shall not unreasonably be withheld, conditioned or delayed. Upon Lessor's request, Lessees promptly will notify Lessor in writing of the location of any Equipment as of the date of such notification.

     (e) Lessees will promptly and fully report to Lessor in writing if any piece or unit of Equipment is lost or damaged and the aggregate estimated replacement or repair costs would exceed
$100,000.

     (f) Lessees will promptly and fully report to Lessor in writing the occurrence of any Environmental Emission from any of the Equipment which requires notice to any governmental entity pursuant to Environmental Laws or which result in an Environmental Claim.

     (g) Lessees will notify Lessor of the occurrence of any Default or event which, after the giving of notice or lapse of time (or both) could become such a Default, promptly after senior management becomes aware of such occurrence. For purposes of this section, senior management shall be deemed to be each of Lessee's Chief Executive Officer, Chief Operating Officer, and their direct reports.

     (h) Within forty-five (45) days after the close of each of Lessee's fiscal quarter and, in addition, upon any request by Lessor each Lessee will furnish a certificate of an authorized officer of such Lessee stating that such officer has reviewed the activities of such Lessee and that, to the best of such officer's knowledge, there exists no Default (as hereinafter defined) or event which, with the giving of notice or the lapse of time (or both), would become a Default.


V. DELIVERY, USE AND OPERATION:

     (a) The parties acknowledge that this transaction relating to Equipment described on Equipment Schedules is a sale/leaseback transaction, and that the Stella Equipment is in Stella's possession as of the Lease Commencement Date and the Metz Equipment is in Metz' possession as of the Lease Commencement Date.

     (b) Lessees agree that the Equipment will be used by the relevant Lessee solely in the conduct of its business and in a manner complying in all material respects with all applicable Federal, state, and local laws and regulations and any applicable insurance policies and which does not result in any Environmental Loss, and Lessees shall not discontinue use of the Equipment. Lessees will allow only qualified personnel selected, employed (directly or as independent contractors) and controlled by Lessees to operate the Equipment.

     (c) Lessees will keep the Equipment free and clear of all liens and encumbrances other than (i) those which result from acts of Lessor and (ii) liens for fees, taxes, levies, duties or other governmental charges of any kind, liens of mechanics, materialmen, laborers, employees or suppliers and similar liens arising by operation of law incurred by either Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger (as determined in Lessor's sole reasonable discretion) of the sale, forfeiture or loss of the Equipment or any interest therein). Lesse will defend, at its own expense, Lessor's interest in the Equipment from such liens and encumbrances and will notify Lessor immediately upon receipt of notice of any lien or encumbrance.


VI. SERVICE:

     (a) Stella will, at its sole expense, maintain each unit of Stella Equipment in good operating order, repair, condition and appearance in accordance with manufacturer's recommendations in all material respects and consistent with and customary to industry practice, normal wear and tear excepted. In addition, Stella will: maintain the Stella Equipment in a similar manner and fashion as if the Stella Equipment were owned by Stella; maintain the Equipment under a preventive maintenance program by qualified personnel, including Stella's employees who possess a working knowledge of the mechanical operation of the Stella Equipment, including electrical systems, motors, drives, controls, accessories, lubricants and all other items necessary to make the machinery operate substantially in accordance with its manufacturer's original specifications; have any repairs made to the Stella Equipment in a professional and workmanlike manner; have the Stella Equipment meet in all material respects all local, state, and Federal laws, regulations and codes that regulate the use and operation of such Equipment and will not contribute to or be used in any way as to directly or indirectly violate in any material respect any local, state or Federal law, including Food and Drug Administration and Environmental Protection Agency; and maintain a maintenance log on the Stella Equipment showing all routine and non-routine maintenance and repairs. The log shall list in summary form maintenance, repairs or modifications performed on the Stella Equipment, the date of any and all such service and by whom the service was performed. This log shall be made available to the Lessor at its request during normal working hours of Stella Foods, Inc. Stella shall, if at any time reasonably requested by Lessor, affix in a prominent position on each unit of Stella Equipment plates, tags or other identifying labels showing the interest therein of Lessor.

     (b) Metz will, at its sole expense, maintain each unit of Metz Equipment in good operating order, repair, condition and appearance in accordance with manufacturer's recommendations in all material respects and consistent with and customary to industry practice, normal wear and tear excepted. In addition, Metz will: maintain the Metz Equipment in a similar manner and fashion as if the Metz Equipment were owned by Metz; maintain the Metz Equipment under a preventive maintenance program by qualified personnel, including Metz' employees who possess a working knowledge of the mechanical operation of the Metz Equipment, including electrical systems, motors, drives, controls, accessories, lubricants and all other items necessary to make the machinery operate substantially in accordance with its manufacturer's original specifications; have any repairs made to the Metz Equipment in a professional and workmanlike manner; have the Metz Equipment meet in all material respects all local, state, and Federal laws, regulations and codes that regulate the use and operation of such Metz Equipment and will not contribute to or be used in any way as to directly or indirectly violate in any material respect any local, state or Federal law, including Food and Drug Administration and Environmental Protection Agency; and maintain a maintenance log on the Metz Equipment showing all routine and non-routine maintenance and repairs. The log shall list in summary form maintenance, repairs or modifications performed on the Metz Equipment, the date of any and all such service and by whom the service was performed. This log shall be made available to the Lessor at its request during normal working hours of Metz Baking Company. Metz shall, if at any time reasonably requested by Lessor, affix in a prominent position on each unit of Metz Equipment plates, tags or other identifying labels showing the interest therein of Lessor.

     (c) Neither Metz nor Stella, as the case may be, will, without the prior consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed, affix or install any accessory, equipment or device on any Stella Equipment or Metz Equipment, as the case may be, if such addition will impair the value, originally intended function or use of such Equipment. All additions, repairs, parts, supplies, accessories, equipment, and devices furnished, attached or affixed to any Equipment which are not readily removable shall be made only in compliance in all material respects with applicable law, shall be free and clear of all liens, encumbrances or rights of others, and shall become the property of Lessor. Neither Metz nor Stella, as the case may be, will, without the prior written consent of Lessor (such consent shall not be unreasonably delayed or withheld) and subject to such conditions as Lessor may impose for its protection, affix or install any Stella Equipment or Metz Equipment, as the case may be, to or in any other personal or real property.

     (d) Any alterations or modifications to the Equipment that may, at any time during the term of this Agreement, be required to comply with any applicable law, rule or regulation shall be made at the expense of Lessees.


VII.      STIPULATED LOSS VALUE:

     Lessees shall promptly and fully notify Lessor in writing if any unit of Equipment shall be or become worn out, lost, stolen, destroyed, irreparably damaged in the reasonable determination of Lessees, or permanently rendered unfit for use from any cause whatsoever including, but not limited to, the exercise of eminent domain or condemnation rights (such occurrences being hereinafter called "Casualty Occurrences"). On the rental payment date next succeeding a Casualty Occurrence (the "Payment Date"), Lessees shall either (as selected by Lessees):

     (a) replace the unit of Equipment having suffered the Casualty Occurrence with equipment of comparable make and model, having an equal or greater value, utility and remaining useful life assuming that such Equipment has been maintained in accordance with the provisions of this Agreement (as reasonably determined by Lessor for all Equipment other than Equipment having an aggregate value of less than $100,000), free and clear of all liens and encumbrances, and shall deliver to Lessor a bill of sale, an Equipment Schedule, such Uniform Commercial Code financing statements or statements of amendment and such other documents, instruments, filings and/or certificates as reasonably may be required by Lessor with respect to such replacement Equipment; or

     (b) pay Lessor the sum of (x) the Stipulated Loss Value of such unit calculated in accordance with Annex D to the applicable Schedule as of the rental payment date next preceding such Casualty Occurrence ("Calculation Date"); and (y) all Rents, rental and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder, the Term of this lease as to such unit shall terminate and (except in the case of the loss, theft or complete destruction of such unit) Lessor shall be entitled to recover possession of such unit.


VIII.     LOSS OR DAMAGE:

     Lessees hereby assume and shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever unless caused by the gross negligence or willful misconduct of Lessor.


IX.   INSURANCE:

     Lessees agree, at their own expense, to keep all Equipment insured for such amounts as specified in Paragraph D of the applicable Equipment Schedule and against such hazards as are customary in industry practice, including, but not limited to, insurance for damage to or loss of such Equipment and liability coverage for personal injuries, death or property damage, with Lessor named as additional insureds and, stating that said insurance is primary to any other valid and collectible insurance available to Lessor and, only with respect to property insurance and boiler and machinery coverage, with a loss payable clause solely in favor of Lessor (provided the proceeds therefrom shall be distributed in accordance with the terms of this Agreement), as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessees. The limits of liability for said policies and additional provisions required for said policies are listed in the applicable Equipment Schedule and are to be complied with by Lessee. All such policies shall contain terms which are customary in the industry and shall be with companies reasonably satisfactory to Lessor provided any insurer with a rating of B+ or better from A. M. Best shall be satisfactory to Lessor. Lessees agree to deliver to Lessor evidence of insurance reasonably satisfactory to Lessor. No insurance shall be subject to any co-insurance clause. Upon and during the continuance of a Default Lessees appoint Lessor as Lessees' attorney-in-fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made as a result of such insurance policies; otherwise Lessees shall be responsible for such matters. In the event Lessor is responsible for such matters, any documented expense of Lessor in adjusting or collecting insurance shall be borne by Lessees, including any deductible assessment. Lessees will not make adjustments with insurers except (i) with respect to claims for damage to any unit of Equipment where the repair costs do not exceed $200,000, or (ii) with Lessor's written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Said policies shall provide that the insurance may not be altered or canceled by the insurer until after thirty (30) dayswritten notice to Lessor. Upon and during the continuance of a Default Lessor may, at its option, apply proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessees to Lessor hereunder; otherwise, the insurance proceeds received as a result of a Casualty Occurrence shall be applied as directed by Lessees in accordance with Section VII hereof either to Lessee's obligations to make the payments contemplated by subsection (b) or to reimburse Lessee for the costs of any replacement or repair.


X.    RETURN OF EQUIPMENT:

     (a) Upon any expiration or termination of this Agreement or any Schedule, Lessees shall promptly, at their own cost and expense: (i) perform any testing and repairs required to place the affected units of Equipment in the same condition and appearance as when received by Lessees (reasonable wear and tear excepted) and in good working order for their originally intended purpose; (ii) if deinstallation, disassembly or crating is required, cause such units to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is reasonably satisfactory to Lessor; (iii) return such units, free and clear of all liens and encumbrances, to a location anywhere within a two hundred and fifty (250) mile radius of the location where the Equipment is, as Lessor shall direct; and (iv) satisfy the requirements of Annex E to the applicable Schedule.

     (b) Until Lessees have fully complied with the requirements of Paragraph (a) above, Lessees' Rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the Term. Lessor may terminate such continued leasehold interest upon ten
(10) days' notice to Lessees. In addition to these rents, Lessor shall have all of its other rights and remedies available as a result of this nonperformance.

     (c) Lessee hereby waives all claims for damage or liability in connection with Lessor's entry onto any premises where Equipment is located to take possession of the Equipment, except to the extent caused soley by the gross negligence or willful misconduct of Lessor.


Xl.   DEFAULT:

     (a) Lessor may in writing declare this Agreement in default ("Default") if: (1) Lessees breach their obligation to pay Rent or any other sum when due; (2) Lessees breach any of their insurance obligations under Section IX hereof and (3) Lessees breach any of their other obligations hereunder and fails to cure that breach within thirty (30) days after written notice thereof or Lessees breach any of their obligations under any Premises Lease or Sublease executed between Lessor and either Lessee from time to time, and Lessees fail to cure such breach before the expiration of the applicable cure or grace periods; (4) any representation or warranty made by either Lessee in connection with this Agreement shall be false or misleading in any material respect; (5) either Lessee becomes insolvent or ceases to do business as a going concern; (6) a petition is filed by or against either Lessee under any bankruptcy or insolvency laws and, if such petition is filed against either Lessee, such petition is not dismissed within forty-five (45) days; (7) either Lessee shall have terminated its corporate existence, consolidated with, merged into, or conveyed or leased substantially all of its assets as an entirety to any person (such actions being referred to as an "Event") unless Lessees provide Lessor thirty (30) days' prior written notice of such Event and on or prior to such Event: (x) such person is organized and existing under the laws of the United States or any state, and executes and delivers to Lessor an agreement containing an effective assumption by such person of the due and punctual performance of this Lease; and (y) Lessor is reasonably satisfied as to the creditworthiness of such person; (8) there occurs a default after expiration of any applicable cure periods under any guaranty executed in connection with this Agreement; (9) if SFC is in default under the Term Loan Agreement dated as of July 17, 1995, as amended, or any replacement or refinancing of such credit agreement (collectively, the "Credit Agreement"), and the creditor thereunder has accelerated the obligations thereunder, or if either Lessee is in default under any obligation in excess of $10,000,000 for borrowed money, for the deferred purchase price of property or any lease agreement and the creditor thereunder has accelerated the obligations thereunder; or (10) either Lessee ceases to be a wholly-owned subsidiary of SFC. Any default under the terms of this or any other agreement between Lessor and either Lessee may be declared by Lessor a default under this and any such other agreement. Any provision of this Agreement to the contrary notwithstanding, Lessor may exercise all rights and remedies hereunder independently with respect to each Schedule, but a declaration of Default shall apply to all Schedules except as specifically excepted by Lessor. Lessees acknowledge that a default in or failure to comply with any of its obligations under the Agreement by either Lessee shall be deemed a default or failure by both Lessees. Each Lessee hereby waives any requirement that a notice from Lessor not become effective until a period of days has elapsed.

     (b) After Default and during the continuance thereof, at the request of Lessor, Lessees shall comply with the provisions of
Section X(a) hereof. After Default and during the continuance thereof, Lessees hereby authorizes Lessor to enter, with or without legal process, any premises where any Equipment is located and take possession thereof in accordance with applicable law. After Defaultand during the continuance thereof, Lessees shall, without further demand, forthwith pay to Lessor (i) as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated in accordance with Annex D to the applicable Schedule(s) as of the Rent Payment Date next preceding the declaration of default), and the Make Whole Amount and (ii)all Rent and other sums then due hereunder. Lessor may, but shall not be required to, sell the Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment; and Lessor may use the relevant Lessee's premises, subject to the Premises Lease, for any or all of the foregoing without liability for rent, costs, damages or otherwise. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessees, to pay Lessor all sums due from Lessees hereunder then, (3) to reimburse to Lessees any sums previously paid by Lessees as liquidated damages; and (4) any surplus shall be retained by Lessor. Lessees shall pay any deficiency in clauses (1) and (2) forthwith.

     (c) In addition to the foregoing rights, after Default and during the continuance thereof Lessor may cancel the lease as to any or all of the Equipment.

     (d) Separate suits may be brought to collect any damages for any periods, and such suits shall not in any manner prejudice Lessor's right to collect any such damages for any subsequent period, or Lessor may defer any such suits until after the expiration of the Term, in which event the right to bring the suits shall not be deemed to have occurred until the end of the Term.

     (e) Upon Default and during the continuance thereof, Lessor may, as a matter of right and without notice to Lessee and without regard to the value of the Equipment or the solvency of Lessees, apply to any court having jurisdiction to appoint a receiver or receivers of the Equipment. Any such receiver shall have all of the usual powers of receivers in similar cases, all of the powers and duties of Lessor in case of entry, and shall continue to have such powers until confirmation of the sale of the Equipment, unless such receivership is sooner terminated.

     (f) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. Lessees waive notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. If permitted by law, Lessees shall pay reasonable attorney's fees actually incurred by Lessor in enforcing the provisions of this Lease, the Premises Leases and Subleases and any ancillary documents. Waiver of any Default shall not be a waiver of any other or subsequent default.


XII.      ASSIGNMENT:

     (a)   LESSEES SHALL NOT ASSIGN, MORTGAGE, SUBLET OR
HYPOTHECATE ANY EQUIPMENT OR THE INTEREST OF EITHER LESSEE
HEREUNDER WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (SUCH CONSENT SHALL NOT BE UNREASONABLY DELAYED OR WITHHELD).

     (b) Lessor may, without the consent of either Lessee, assign this Agreement or any Schedule, or the right to enter into any Schedule. Lessees agrees that they will, jointly and severally, pay all Rent and other amounts payable under each Schedule to the Lessor named therein; provided, however, if Lessees receive written notice of an assignment from Lessor, Lessees will pay all Rent and other amounts payable under any assigned Schedule to such assignee or as instructed by Lessor. Each Schedule, incorporating by reference the terms and conditions of this Agreement, constitutes a separate instrument of lease, and the Lessor named therein or its assignee shall have all rights as "Lessor" thereunder separately exercisable by such named Lessor or assignee as the case may be, exclusively and independently of Lessor or any assignee with respect to other Schedules executed pursuant hereto. Without limiting the generality of the foregoing, the grant of the security interest in Section XVII hereof, shall as it relates to the Equipment leased under each Schedule (and to the proceeds and other collateral referred to in Section XVII), be deemed to have been granted solely to the Lessor named therein or to its assignee, as applicable and such Equipment (and other related collateral) shall not be deemed to collateralize Lessee's obligations under any of the Schedules to which such named Lessor or assignee, as the case may be, is not a party. Lessees further agree to confirm in writing receipt of a notice of assignment as reasonably may be requested by assignee. Lessees hereby waive and agree not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessees have or may at any time have against Lessor or any other person for any reason whatsoever. Notwithstanding the foregoing, Lessees hereby reserve its right to bring any such defense, set-off, recoupment claim or counterclaim in a separate cause of action against the originally named Lessor.

     (c) Subject always to the foregoing, this Agreement inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.


XIII.      NET LEASE; NO SET-OFF, ETC.:

     This Agreement is a net lease. Lessees' obligation to pay Rent and other amounts due hereunder shall be absolute and unconditional. Lessees shall not be entitled to any abatement or reductions of, or set-offs against, said Rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict tort or negligence of Lessor) of Lessees against Lessor under this Agreement or otherwise. This Agreement shall not terminate and the obligations of Lessees shall not be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment from whatsoever cause. It is the intention of the parties that Rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.


XIV.      INDEMNIFICATION:

     (a) Lessees, jointly and severally, hereby agree to defend, indemnify, save and keep harmless Lessor and its affiliates and any of their shareholders, directors, and officers, and any of their its agents, employees, successors and assigns (hereinafter referred to as "Indemnified Party"), from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including reasonable legal expenses, of whatsoever kind and nature, in contract or tort, whether caused solely by the active or passive negligence, partial or sole negligence of Indemnified Party or otherwise, (but excluding gross negligence or willful misconduct, except as respects claims involving Lessees' employees and employees of any subsidiary of Lessee), and including, but not limited to, any Indemnified Party's strict liability in tort, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the Term, and the delivery, lease, possession, maintenance, uses, condition, return or operation of the Equipment (including, without limitation, latent and other defects, whether or not discoverable by any Indemnified Party or Lessees and any claim for patent, trademark or copyright infringement or environmental damage), or
(ii) the condition of Equipment sold or disposed of after use by Lessees, any sublessee or employees of Lessees.

     (b) Lessees shall defend, indemnify and hold harmless any Indemnified Party from and against any Environmental Claim or Environmental Loss arising during the Term of this Agreement or the ownership of the Equipment thereafter or arising after the Term of this Agreement but allegedly resulting from actions or omissions during the Term of this Agreement, even if the Environmental Claim or Environmental Loss is caused in whole or in party by any Indemnified Party. Unless Lessees are then contesting in good faith such Environmental Claim or Environmental Loss. or such Lessee has set aside on its books appropriate reserves therefor, Lessees shall fully and promptly pay, perform and discharge any such Environmental Claim or Environmental Loss Nothwithstanding the foregoing, Lessees shall have no such indemnification obligations to the extent such Environmental Claim or Environemental Loss was caused solely by any Indemnified Party's gross negligence or willful misconduct.

     (c) All of the Indemnified Party's rights, privileges and indemnities contained in this Section (including, but not limited to, those which arise during or are accrued with respect to the Term) shall survive the expiration or other termination of this Agreement and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by the Indemnified Party and its successors and assigns.


XV.  DISCLAIMER:

     LESSEES ACKNOWLEDGE THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL IT BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessees, are to be borne by Lessees. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessees or any other person with respect to any of the following (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Equipment or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment, except to the extent caused by the gross negligence or willful misconduct of Lessor or any third party after the expiration of the Term. If, and so long as, no Default exists under this Lease, Lessees shall be, and hereby are, authorized during the Term of this Lease to assert and enforce, at Lessees' sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessees, as their interests may appear, whatever claims and rights Lessor or any Lessee may have against any Supplier of the Equipment.

     In the event the Lessees receive any amounts with respect to any such claim against any Supplier, and such loss relates to an impairment of the value of or damage to the Equipment, to the extent such loss relates to such impairment or loss, Lessees shall promptly apply such funds to repair, maintain or replace the Equipment, and to the extent not so applied, remit such funds to Lessor. To the extent the proceeds received from the Supplier do not relate to the impairment of the value of or damage to the Equipment, such proceeds shall be retained by Lessees.


XVI.      REPRESENTATIONS AND WARRANTIES OF LESSEE:

     Stella and Metz each hereby represents and warrants to Lessor that on the date hereof and on the date of execution of each
Schedule:

     (a) it has full corporate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "Documents") and is duly qualified to do business wherever necessary to carry on its present business and operations, and in the jurisdiction(s) where the Equipment is or is to be located.

     (b) the Documents have been duly authorized, executed and delivered by it and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy, insolvency, reorganization and moratorium laws or similar laws affecting creditors' rights or remedies and equitable defenses or principles, regardless of whether a proceeding is sought in equity or in law.

     (c) no approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by it of the Documents except such as have already been obtained.

     (d)  entry into and performance  of the Documents will not:
(i) violate any judgment, decree, order, law or regulation applicable to any Lessee or any provision of any Lessee's articles of incorporation, charter or by-laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument (other than this Agreement) to which any Lessee is a party.

     (e) there are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting it, which is reasonably likely to have a material adverse effect on the ability of any Lessee to fulfill its obligations under this Agreement.

     (f) the Equipment accepted by it under any Certificate of Acceptance is and will remain tangible personal property which shall not by annexation or otherwise become part of any real property.

     (g) each of the Financial Statements delivered to Lessor has been prepared in accordance with GAAP consistently applied except as expressly provided otherwise herein, and since the date of the most recent Financial Statement, there has been no material adverse change.

     (h) each Lessee is and will be at all times validly existing and in good standing under the laws of the state of its incorporation (specified in the first sentence of this Agreement).

     (I) the Equipment it leases will at all times be used for commercial or business purposes.

     (j) immediately prior to the sale contemplated by this Agreement, it is the owner of the Equipment which it is selling to Lessor pursuant to this Agreement.

     (k) the Equipment is free and clear of all liens, claims and encumbrances, except for those which arise by operation of law.

     (l) to the best of its knowledge, with due inquiry, there have been no Environmental Emissions from any of the Equipment which has resulted in an Environmental Loss.

     (m) it has operated and maintained the Equipment in compliance in all material respects with all applicable
Environmental Laws.

     (n) no software, copyright or patent is necessary to operate the Equipment in the normal course of business.

     (o) except as disclosed in the applicable Schedule, the premises where the Equipment is located is owned by the relevant
Lessee and it is not subject to any mortgage.


XVII.     OWNERSHIP FOR TAX PURPOSES; GRANT OF SECURITY INTEREST;
USURY SAVINGS:

     (a) For income tax purposes, Lessor will treat Stella as owner of the Stella Equipment and Metz as the owner of the Metz Equipment. Accordingly, Lessor agrees (i) to treat Stella as owner of the Stella Equipment and Metz as the owner of Metz Equipment on its federal income tax return, (ii) not to take actions or positions inconsistent with such treatment on or with respect to its federal income tax return, and not claim any tax benefits available to an owner of the Equipment on or with respect to its federal income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor's taking a tax position through inadvertence so long as such inadvertent tax position is reversed by Lessor promptly upon its discovery. Lessor shall in no event be liable to Lessees if either Lessee fails to secure any of the tax benefits available to the owner of the Equipment.

     (b) In order to secure the prompt payment of the Rent and all of the other amounts from time to time outstanding under and with respect to this Agreement and the Schedules, and the performance and observance by Lessees of all the agreements, covenants and provisions thereof (including, without limitation, all of the agreements, covenants and provisions of the Lease that are incorporated therein), Stella (with respect to the Stella Equipment) and Metz (with respect to the Metz Equipment) hereby grant to Lessor a first priority security interest in such Equipment leased under the Schedules, together with all additions, attachments, accessions, accessories and accessions thereto whether or not furnished by the supplier of the Equipment and any and all substitutions, replacements or exchanges therefor, in each such case in which the relevant Lessee shall from time to time acquire an interest and any and all insurance and/or other proceeds of the property in and against which a security interest is granted hereunder.

     As soon as practicable, Lessee shall provide to Lessor a Uniform Commercial Code lien search report with respect to the Equipment described on each Schedule. If such report reflects a financing statement or other lien with respect to the Equipment described on such Schedule, then Lessee shall cause such third party interest in the Equipment to be released of record in the applicable Uniform Commerical Code filing officer(s) within seven days of notice thereof.

     (c) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or the Lease, in no event shall any Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or the Lease, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or the Lease shall exceed the maximum amount of interest permitted by applicable law, then in such event (1) the provisions of this paragraph shall govern and control, (2) neither Stella, Metz nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessees, at the option of the Lessor, and (4) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under any Schedule or the Lease which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from either Lessee or otherwise by Lessor in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, Lessees agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America (but not in excess of the interest rate contemplated hereunder).


XVIII.    END OF LEASE OPTIONS:

     (a) Upon the expiration of the Term hereunder and provided that Lessees are not then in Default under this Agreement, Lessees shall have the right to purchase all but not less than all of the Equipment upon the following terms and conditions:


If Lessees desire to exercise this option, Lessees shall pay to Lessor on the last day of the Term , in addition to the scheduled Rent (if any) then due on such date and all other sums then due hereunder, the purchase price for the Equipment, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to the Fixed Purchase Price of such Equipment (as specified on the relevant Schedules), plus all taxes and charges upon sale and all other reasonable and documented expenses incurred by Lessor in connection with such sale. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer all of Lessor's interest in and to the Equipment to Stella and/or Metz, as directed by Lessees in writing, on an AS IS, WHERE IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received from Lessees in the Equipment free and clear of any lien or encumbrance created by, through or under Lessor). Lessor shall execute and deliver to Lessee such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the Equipment so purchased, at Lessees' sole cost and expense. If the Equipment is not so purchased, it shall be returned pursuant to Paragraph (b) of this Section.

          (b) Return. Upon the expiration of the Term, if the Equipment is not purchased as provided in Paragraph (a) of this Section, Lessees shall return all of the Equipment to Lessor upon the following terms and conditions. Lessees shall (i) pay to Lessor on the last day of the Term, in addition to the scheduled Rent then due on such date and all other sums then due hereunder, a terminal rental adjustment amount equal to the Fixed Purchase Price of the Equipment, and (ii) return such Equipment to Lessor in accordance with Section X hereof. Thereafter, upon return of all of the Equipment , Lessor and Lessees shall arrange for the commercially reasonable sale, scrap or other disposition of the Equipment. Upon satisfaction of the conditions specified in this Paragraph (b), Lessor will transfer to the buyer, on an AS IS, WHERE IS BASIS, without recourse or warranty, express or implied, of any kind whatsoever, all of Lessor's interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Equipment from Lessees free and clear of any liens or encumbrances created by, through or under Lessor). Lessor shall execute and deliver to Lessees such Uniform Commercial Code Statements as reasonably may be required in order to terminate any interest of Lessor in and to the Equipment at Lessees' sole cost and expense. Upon the sale, scrap or other disposition of such Equipment, the net sales proceeds with respect to the Equipment sold will be paid to, and held and applied by, Lessor as follows:
Lessor shall promptly thereafter pay to Lessees an amount equal to the Residual Risk Amount (as specified in the relevant Schedule) of the Equipment (less all reasonable and documented costs, fees and expenses, including storage, reasonable and necessary maintenance and other remarketing fees incurred by Lessor in connection with the sale, scrap, or disposition of the Equipment) plus all net proceeds, if any, of such sale in excess of the Residual Risk Amount of such Equipment and applicable taxes, if any. Such payment, if any, shall be allocated between Lessees as directed by Lessees in writing. In the process of the sale of the Equipment, Lessor will use commercially reasonable efforts to obtain the highest cash bids for the Equipment, it being understood that Lessees are the sole beneficiaries in the event the net proceeds from the sale exceed the Fixed Purchase Price, and that Lessees bear the primary loss in the event the Fixed Purchase Price exceeds the net proceeds therefrom.

          (c) Notice of Election. Lessees shall give Lessor written notice of its election of the options specified in this Section not less than one hundred eighty (180) days nor more than three hundred sixty-five (365) days before the expiration of the Term. If Lessees fail timely to provide such notice with respect to its options at the end of the Term, without further action Lessees automatically shall be deemed to have elected to purchase all of the Equipment pursuant to Paragraph (a) of this Section.


XIX.  MISCELLANEOUS:

     (a) LESSEES HEREBY UNCONDITIONALLY WAIVE ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEES AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEES AND LESSOR. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court (including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims). THIS WAIVER IS IRREVOCABLE AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     (b) Any cancellation or termination by Lessor, pursuant to any provision of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder, shall not release Lessees from any then outstanding obligations to Lessor hereunder.

     (c) Subject to Section XVII, all Equipment shall at all times remain personal property of Lessor regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof. Lessees shall obtain and deliver to Lessor (to be recorded at Lessees' expense) from any person having an interest in the property where the Equipment is to be located, waivers of any lien, encumbrance or interest which such person might have or hereafter obtain or claim with respect to the Equipment.

     (d) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessees of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith.

     (e) Lessees agree, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor hereunder or under the Premises
Lease and to carry out the intent and purpose of this Agreement and the Premises Lease.

     (f) All notices required to be given hereunder shall be in writing, personally delivered, delivered by overnight courier service, sent by facsimile transmission (with confirmation of receipt), or sent by certified mail, return receipt requested, addressed to the other party at its respective address stated above or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of receipt.

     (g) This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (h) The representations, warranties and covenants of Lessees herein shall be deemed to survive the closing hereunder. Lessor's obligations to acquire specific items of Equipment shall be conditioned upon Lessees providing to Lessor such information with respect to each Lessee's financial condition as Lessor may reasonably require, and Lessor being satisfied that there shall have been no material adverse change in the business or financial condition of Lessee from the date of execution hereof. The obligations of Lessees under Sections III, X, and XIV which accrue during the term of this Agreement and obligations which by their express terms survive the termination of this Agreement, shall survive the termination of this Agreement.

     (i) In case of a failure of Lessees to comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part, provided that Lessor has provided either Lessee three (3) business days' prior written notice of its intention to effect such compliance prior to Lessor's exercise of this right unless Lessor determines that Lessees' failure materially and adversely affects the value or utility of the Equipment or Lessor's rights and interests therein or available remedies. All moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance (together with interest thereon at the rate specified in Paragraph (j) of this Section) shall constitute additional Rent due to Lessor within five (5) days after the date Lessor sends notice to either Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

     (j) Any Rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law.

     (k) Any provisions in this Agreement and any Schedule which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

     (I) So long as no Default shall have occurred and be continuing hereunder, and conditioned upon Lessees performing all of the covenants and conditions hereof, as to claims of Lessor or persons claiming under Lessor, Lessees shall peaceably and quietly hold, possess and use the Equipment during the Term of this Agreement subject to the terms and conditions hereof.

     (m) Whether or not any Equipment is leased hereunder, Lessees shall pay (i) upon execution of the Initial Schedule and
(ii) thereafter upon demand as additional Rent hereunder all reasonable documented transaction expenses including, but not limited to, expenses of counsel, due diligence, appraisals, lien searches, Uniform Commercial Code and/or Estoppel/Waiver Agreement and/or Lease Option Agreement or premises lease filing fees, and field audits and (iii) all reasonable costs and expenses, including expenses of counsel, incurred in connection herewith or the enforcement of any provision hereof or any related agreement.


XX.   CHOICE OF LAW; JURISDICTION:

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT. The parties agree that any action or proceeding arising out of or relating to this Agreement may be commenced in any United States District Court in the State of Illinois.


XXI.      CHATTEL PAPER:

     To the extent that any Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest therein may be created through the transfer or possession of this Agreement in and of itself without the transfer or possession of the original of a Schedule executed pursuant to this Agreement and incorporating this Agreement by reference; and no security interest in this Agreement and a Schedule may be created by the transfer or possession of any counterpart of the Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate".


XXII.     EARLY PURCHASE OPTION:

     Lessees may, so long as no Default exists hereunder, at any time during the Term, elect to purchase all (but not less than all) of the Equipment described on all Schedules executed hereunder as of a Rent Payment Date ("Early Purchase Date") upon at least ten
(10) days' prior written irrevocable notice to Lessor.

     If Lessees elect to purchase the Equipment as provided above, on the Early Purchase Date, Lessees shall pay to Lessor the purchase price for the Equipment, determined as hereinafter provided. The purchase price of the Equipment shall be an amount equal to the sum of (A) the Termination Value (calculated as of the Early Purchase Date) for the Equipment, plus (B) all taxes and charges upon sale, plus (C) all Rent and other sums due and unpaid as of the Termination Date, plus (D) the Make Whole Amount, plus
(E) if the Termination Date is before the eighth (8th) Rent Payment Date, an amount equal to three percent (3%) of such Termination Value. Upon satisfaction of the conditions specified in this Paragraph, Lessor will transfer, on an AS IS WHERE IS BASIS, without recourse or warranty, express or implied of any kind whatsoever, all of Lessor's interest in and to the Equipment to Stella and/or Metz as directed by Lessees in writing. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of such Equipment and other matters (except that Lessor shall warrant that it has conveyed whatever interest it received in the Equipment from Lessee free and clear of any lien or encumbrance created by, through or under Lessor. Lessor shall execute and deliver to Lessees, at Lessees' cost and expense, such Uniform Commercial Code Statements of Termination as reasonably may be required in order to terminate any interest of Lessor in and to the Equipment.


XXIII. DEFINITIONS:

As used in this Agreement and all Schedules, the following terms shall have the following meanings:

     "Adverse Environmental Condition" shall refer to (i) the existence or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any Contaminant, odor or audible noise in violation of any Applicable Environmental Law, at, in, by, from or related to any Equipment, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Equipment in violation of any Applicable Environmental Law, or (iii) the violation, or alleged violation, of any Environmental Law connected with any Equipment.

     "Affiliate" shall refer, with respect to any given
Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

     "Applicable Treasury Yield" at any time shall mean the yield to maturity of United States Treasury Notes with a maturity equal to the remaining average life of the Term as published in The Wall Street Journal three (3) Business Days prior to the Termination Date. If no maturity exactly corresponds to such remaining Term, the Applicable Treasury Yield shall be interpolated on a straight-line basis, utilizing the yields for the two maturities which most closely correspond to the requisite maturity.

     "Assumed Interest Rate" for any Equipment will be the rate set forth in the applicable Schedule.

     "Calculation Date" shall have the meaning set forth in Section
VII herein.

     "Capitalized Lessor's Cost" for any Equipment will be the amount as set forth in Section B of the applicable Schedule.

     "Casualty Occurrences" shall have the meaning set forth in
Section VII herein.

     "Contaminant" shall refer to those substances in those amounts which are regulated by or form the basis of liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances.

     "Default" shall have the meaning set forth in Section XI herein.

     "Early Purchase Date" shall have the meaning set forth in
Section XXII.

     "Environmental Claim" shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order or direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

     "Environmental Emission" shall refer to any actual or threatened release, spill, omission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Equipment, including, without limitation, the movement of any Contaminant through or in the air, soil, surface water, groundwater, or property.

     "Environmental Law" shall mean any Federal, foreign, state or local law, rule or regulation pertaining to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 Section 1361 et seq.), and the Occupational Safety and Health Act (19 U.S.C. Section 651 et seq.), as these laws have been amended or supplemented, and any analogous foreign, Federal, state or local statutes, and the regulations promulgated pursuant thereto.

     "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Equipment arising out of or related to any Adverse Environmental Condition.

     "Equipment" shall mean the equipment as described in Annex A to any schedule hereto.

     "Fixed Purchase Price" for any Equipment shall be the amount set forth in Section B of the applicable Schedule.

     "Interim Rent" for any Equipment shall have the meaning set forth in Section C (1) of the applicable Schedule.

     "Lease Commencement Date" shall mean the date of execution by the relevant Lessee of the Certificate of Acceptance for such Equipment.

     "Make Whole Amount" shall mean that amount equal to the excess, if any, of (i) the aggregate present value as of the Termination Date of the sum of (A) the remaining scheduled Rent payments coming due after such date, plus (B) the full amount of the Fixed Purchase Price that but for exercise of any early termination option would be payable on the last Rent Payment Date during the Term, discounted to the date of payment at the Reinvestment Rate, over (ii) the aggregate present value as of the Termination Date of the sum of (A) the remaining scheduled Rent payments, plus (B) the full amount of the Fixed Purchase Price that but for exercise of any early termination option would be payable on the last Rent Payment Date during the Term, discounted to the date of payment at the Assumed Interest Rate (specified in the applicable Schedule); provided, however, that if the Reinvestment Rate is equal to or higher than the Assumed Interest Rate, the Make Whole Amount shall be zero.

     "Payment Date" shall have the meaning set forth in Section VII herein.

     "Person" shall include any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

     "Reinvestment Rate" shall mean the sum of (i) the Applicable
Treasury Yield plus (ii) the Spread.

     "Rent Payment Date" for any Equipment shall have the meaning set forth in Section C (2) of the applicable Schedule.

     "Residual Risk Amount" for any Equipment shall be the amount set forth in Section C(2) of the applicable Schedule.

     "Spread" for any Equipment shall be the amount set forth in Section B of the applicable Schedule.

     "Stipulated Loss Value" for any Equipment shall be the amount as set forth in Annex D to the applicable Schedule.

     "Taxes" shall have the meaning set forth in Section III herein.

     "Term" shall have the meaning set forth in Section II herein.

     "Termination Value" for any Equipment shall be equal to the Stipulated Loss Value, as set forth in Annex D to any applicable
Schedule.

     IN WITNESS WHEREOF, Lessees and Lessor have caused this Master Lease Agreement to be executed by their duly authorized representatives as of the date first above written.

     LESSOR                             LESSEES:

     SF LEASING L.L.C.                       STELLA FOODS, INC.



     By:/s/ Douglas D. Wheat                 By: /s/ Peter L.
Sereda
     Name: Douglas D. Wheat                  Name: Peter L. Sereda
     Title:VP & Treasurer                         Title: VP &
Treasurer

                                        METZ BAKING COMPANY



                                        By: /s/ Peter L. Sereda
                                        Name:  Peter L. Sereda
                                        Title:  VP & Treasurer